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                         PAIRGAIN TECHNOLOGIES, INC.

                EXHIBIT 23.2 -- INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in the Registration Statements of PairGain Technologies, Inc. and subsidiaries on Form S-8 Nos. 33-72792 and 33-96080 of our report dated January 23, 1996, appearing in this Annual Report on Form 10-K of PairGain Technologies, Inc. and subsidiaries for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

Costa Mesa, California
March 27, 1996




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